AMENDMENT DATED MAY 1, 1997
                                      TO
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                               COVA SERIES TRUST
                                      AND
                     COVA INVESTMENT ADVISORY CORPORATION


     WHEREAS, pursuant to Section 1(a) of the Investment Advisory Agreement by and between COVA SERIES TRUST (the "Trust"), formerly VAN KAMPEN MERRITT SERIES TRUST, and COVA INVESTMENT ADVISORY CORPORATION (the "Advisor") dated May 1, 1996 (the "Advisory Agreement"), the Trust seeks to employ the Advisor to act as investment advisor for eight additional Sub-Trusts;

     NOW THEREFORE, said Advisory Agreement is hereby amended with the addition of the following Sub-Trusts to Section 1(a):

                    Mid-Cap  Value  Portfolio
                    Large  Cap  Research  Portfolio
                    Developing  Growth  Portfolio
                    Lord  Abbett  Growth  and  Income  Portfolio
                    Balanced  Portfolio
                    Small  Cap  Equity  Portfolio
                    Equity  Income  Portfolio
                    Growth  &  Income  Equity  Portfolio.

In addition the following Fee Schedules are added as Exhibits to the Advisory Agreement pursuant to Section 2(a):

                                                                     EXHIBIT N
                               COVA SERIES TRUST
                            MID-CAP VALUE PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Mid-Cap Value Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Mid-Cap Value Portfolio.

                                                                     EXHIBIT O
                               COVA SERIES TRUST
                         LARGE CAP RESEARCH PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Large Cap Research Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Large Cap Research Portfolio.

                                                                     EXHIBIT P
                               COVA SERIES TRUST
                          DEVELOPING GROWTH PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Developing Growth Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of
 .90%  of  the  average  daily  net  assets of the Developing Growth Portfolio.

                                                                     EXHIBIT Q
                               COVA SERIES TRUST
                    LORD ABBETT GROWTH AND INCOME PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Lord Abbett Growth and Income Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of .75% of the average daily net assets of the Lord Abbett Growth and Income Portfolio.

                                                                     EXHIBIT R
                               COVA SERIES TRUST
                              BALANCED PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Balanced Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Balanced Portfolio.

                                                                     EXHIBIT S
                               COVA SERIES TRUST
                          SMALL CAP EQUITY PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Small Cap Equity Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Small Cap Equity Portfolio.

                                                                     EXHIBIT T
                               COVA SERIES TRUST
                            EQUITY INCOME PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Equity Income Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Equity Income Portfolio.

                                                                     EXHIBIT U
                               COVA SERIES TRUST
                       GROWTH & INCOME EQUITY PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Growth & Income Equity Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Growth & Income Equity Portfolio.


     IN WITNESS WHEREOF, the Trust and the Advisor have caused this Amendment to be executed on the day and year first above written.

COVA  INVESTMENT                                        COVA  SERIES  TRUST
ADVISORY  CORPORATION



By:______________________________          By:___________________________

Its:______________________________          Its:___________________________